                                  SCHEDULE 14A
                                 (RULE 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.              )

     Filed by the Registrant   /X/
     Filed by a Party other than the Registrant   / /

     Check the appropriate box:
     /X/  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CIBER, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
     /X/  No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

     (5)  Total fee paid:

-------------------------------------------------------------------------------

     / /  Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.


     (1)  Amount Previously Paid:

-------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

     (3)  Filing Party:

-------------------------------------------------------------------------------

     (4)  Date Filed:

-------------------------------------------------------------------------------

                                     CIBER

                                25TH ANNIVERSARY

                                   CIBER, Inc.
                          5251 DTC Parkway, Suite 1400
                            Englewood, Colorado 80111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 28, 1999


TO THE SHAREHOLDERS OF CIBER, INC.:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Meeting") of CIBER, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 28, 1999 at 10:00 a.m. local time, at Glenmoor Country Club, 110 Glenmoor Drive, Cherry Hills Village, Colorado, for the following purposes:

    (1) To elect three Class II Directors of the Company to serve for a term of three years.

    (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 100,000,000 shares.

    (3) To approve an increase in the number of shares of Common Stock reserved for issuance pursuant to the Company's Equity Incentive Plan from 8,000,000 to 10,500,000 shares.

    (4) To transact such other business as may properly come before the Meeting or any adjournment of postponements thereof.

    The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company fixed the close of business on September 10, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Consequently, only holders of the Company's Common Stock at the close of business on September 10, 1999 will be entitled to notice of and to vote at the Meeting. A complete list of shareholders entitled to vote at the Meeting will be available for examination during business hours by any shareholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the Company's corporate offices at 5251 DTC Parkway, Suite 1400, Englewood, Colorado.

    Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have submitted a signed proxy. Thank you.

By order of the Board of Directors,





Bobby G. Stevenson
Chairman of the Board
Englewood, Colorado
September 24, 1999

                                   CIBER, INC.

                                      -----

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 28, 1999

                                      -----

         This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of CIBER, Inc., a Delaware corporation (the "Company"), to be used at the 1999 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on Thursday, October 28, 1999 at 10:00 a.m. local time, at Glenmoor Country Club, 110 Glenmoor Drive, Cherry Hills Village, Colorado, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's Common Stock, $.01 par value per share (the "Common Stock"), on or about September 24, 1999.

         Shareholders of the Company represented at the Meeting will consider and vote upon (i) the election of three Class II Directors to serve on the Board until the 2002 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, (ii) an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 100,000,000, (iii) an increase in the number of shares of Common Stock reserved for issuance pursuant to the Company's Equity Incentive Plan from 8,000,000 to 10,500,000 and (iv) such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy will vote on such matters in accordance with their best judgment.

                        VOTING AND SOLICATION OF PROXIES

         Only holders of record of the Common Stock at the close of business on September 10, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, 59,110,399 shares of Common Stock were outstanding. Each shareholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for shareholder consideration at the Meeting. The presence, in person or by proxy, of the holders of not less than one-third of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. To be elected, a director must receive a plurality of the votes present in person or represented by proxy and entitled to vote on the election. The affirmative vote of a majority of the shares of Common Stock issued and outstanding is required to approve the proposal to amend the Company's Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal. With respect to all other matters, the affirmative vote of the majority of such quorum will be the act of the shareholders. Abstentions will have the same effect as a vote against such proposals and broker non-votes will have no impact on the outcome of such proposals. "Broker non-votes" are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity.

         All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes. Shareholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares will be voted in favor of the Board of Directors' nominees for director, for the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and for the increase in the number of shares reserved for issuance pursuant to the Company's Equity Incentive Plan, as listed in this Proxy Statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

         The executive officers and directors of the Company as a group own or may be deemed to control approximately 22% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of each item set forth herein.

         The proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the Meeting may be made in person or by mail by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Directors constituting approximately one-third of the Board of Directors are elected each year for a three-year term at the Company's Annual Meeting of Shareholders or until their successors are duly elected by the shareholders. The terms of Messrs. Mac J. Slingerlend and James A. Rutherford expire in 1999 (the "Class II Directors"); the terms of Messrs. Bobby G. Stevenson, Richard A. Montoni and Archibald J. McGill expire in 2000 (the "Class III Directors") and the terms of Messrs. Roy L. Burger and James G. Brocksmith, Jr. expire in 2001 (the "Class I Directors"). The Board has nominated Messrs. Mac J. Slingerlend, James A. Rutherford and Paul E. Rudolph (to become a new director) to serve for three-year terms to expire at the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified.

         Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. Officers are elected by and serve at the discretion of the Board.

         Shares represented by all proxies by the Board and not marked so as to withhold authority to vote for Messrs. Mac J. Slingerlend, James A. Rutherford and Paul E. Rudolph will be voted for the election of Messrs. Mac
J. Slingerlend, James A. Rutherford and Paul E. Rudolph. To be elected, each nominee must receive the favorable vote of a plurality of the votes cast. If any of the nominees are unavailable or unwilling to serve as director, persons named in the proxy intend to cast votes for which they hold proxies in favor of the election of such other person as the Board may designate. The Board knows of no reason why any of Messrs. Mac J. Slingerlend, James A. Rutherford or Paul E. Rudolph should be unable or unwilling to serve on the Board. See "Directors and Executive Officers" below for biographical information for the persons nominated as directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Company's directors and executive officers, their ages, positions currently held with the Company, the year elected as director or appointment as officer and class of directorship. For information about the ownership of the Company's voting securities held by each director, director nominee or executive officer, see "Securities Ownership of Certain Beneficial Owners and Management."

                                                                                     Served as
                                                                                    Officer or
         Name                    Age                     Positions                 Director Since     Class
-----------------------------------------------------------------------------------------------------------------
Bobby G. Stevenson               57         Chairman and Founder                       1974         Class III

Mac J. Slingerlend               52         Chief Executive Officer, President,        1989         Class II
                                            Secretary and Director

Paul E. Rudolph                  42         Chief Operating Officer                    1999         Class II
                                                                                                   (proposed)

Richard A. Montoni               48         Chief Financial Officer, Executive         1996         Class III
                                            Vice President, Treasurer and Director

Joseph A. Mancuso                53         Senior Vice President/Custom               1994               -
                                            Solutions Group - President

Donald R. Hahl                   49         Senior Vice President/Strategic            1997               -
                                            Solutions Group - President

James A. Rutherford              53         Director                                   1994         Class II

Roy L. Burger                    44         Director                                   1995         Class I

James G. Brocksmith, Jr.         58         Director                                   1998         Class I

Archibald J. McGill              68         Director                                   1998         Class III

         BOBBY G. STEVENSON. Mr. Stevenson is Chairman of the Board of Directors and one of the original founders of the Company. Mr. Stevenson was Vice President in charge of recruiting and management of the technical staff from 1974 until November 1977 when he became Chief Executive Officer. As Chief Executive Officer, he had been responsible for all operations of the Company from 1977 to 1998.

         MAC J. SLINGERLEND. Mr. Slingerlend joined the Company in January 1989 as Executive Vice President/Chief Financial Officer and was elected a director in 1994. He was made President and Chief Operating Officer in 1996 and was promoted to Chief Executive Officer in March 1998 and became Secretary in 1998. Prior to joining the Company, Mr. Slingerlend spent 15 years in the banking industry, primarily as a commercial lender, and five years in corporate financial positions in the cable television and hospitality industries.

         PAUL E. RUDOLPH. Mr. Rudolph joined the Company in June 1999 as Chief Operating Officer. Prior to his employment with CIBER, Mr. Rudolph served as President of EDS' Electronic Business unit from 1996 to 1999. Since joining EDS in 1979 and until 1996, Mr. Rudolph held a variety of management and technical leadership roles spanning multiple industry groups.

         RICHARD A. MONTONI. Mr. Montoni has been the Company's Executive Vice President/Chief Financial Officer and a director since October 1996. He became Treasurer in 1998. Prior to joining the Company, Mr. Montoni was a partner with KPMG Peat Marwick LLP, where he worked for approximately 20 years with companies in the high technology, manufacturing, merchandising and distribution industries. Mr. Montoni is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

         JOSEPH A. MANCUSO. Effective July 1, 1999, Mr. Mancuso became Senior Vice President/Custom Solutions Group - President. Mr. Mancuso has also served as President of the CIBER Information Services Division since March of 1998. Previously, Mr. Mancuso was Divisional Vice President in charge of eastern operations from 1996 to 1998. Mr. Mancuso joined CIBER as a result of CIBER acquiring CPU, Inc. in 1994 and served as Regional Vice President from 1994 to 1996 in charge of southeast branch operations. From 1993 to 1994 Mr. Mancuso was a Vice President for CPU, Inc.

         DONALD R. HAHL. Effective July 1, 1999, Mr. Hahl became Senior Vice President/Strategic Solutions Group - President. From March 1998 to June 1999, Mr. Hahl was President/CIBER Solutions Division. From August 1997 to February 1998, Mr. Hahl was President of Spectrum Technology Group, Inc. Mr. Hahl joined CIBER in 1996 when Spectrum merged into CIBER. Mr. Hahl was a co-founder of Spectrum in 1979 and served as Vice President/Consulting Services when the merger occurred.

         JAMES A. RUTHERFORD. Mr. Rutherford has been a director of the Company since February 1994. He is currently a managing director of Wingset Investments Ltd., a private venture capital company located in New Albany, Ohio. Prior to forming Wingset in 1995, Mr. Rutherford was one of the founders of Goal Systems International, Inc., serving in various executive positions, including Chief Executive Officer, and as a director from its incorporation in 1977 until its sale in 1992. Mr. Rutherford is also a trustee of Case Western Reserve University and a director of Symix Systems, Inc., Columbus, Ohio, as well as several private corporations.

         ROY L. BURGER. Mr. Burger has been a director of the Company since November 1995. Mr. Burger has approximately 22 years of experience in the equipment leasing and finance industry and has arranged the financing of more than $2 billion of equipment and real estate. Mr. Burger currently serves as President and Chief Executive Officer of Boulder Capital Group, a company founded by him in 1986 that specializes in equipment leasing. In May 1998, Boulder Capital Group, together with 11 other finance companies, merged and consolidated to become part of UniCapital Corporation ("UniCapital"). Mr. Burger served on the Board of Directors of UniCapital during its first year of listing on the New York Stock Exchange.

         JAMES G. BROCKSMITH, JR. Mr. Brocksmith has been a director of the Company since July 1998. Mr. Brocksmith served as a partner of KPMG Peat Marwick LLP from 1971 to January 1997. From 1990 to October 1996, Mr. Brocksmith served as the Deputy Chairman of the Board and Chief Operating Officer of KPMG Peat Marwick LLP. Since January 1997, Mr. Brocksmith has been a self-employed business consultant for several companies. Mr. Brocksmith is a member of the board of directors of two publicly traded companies; Nationwide Financial Services, Inc., a provider of life insurance, mutual funds and pension products, and Vistana, Inc., a leading developer and operator of vacation ownership resorts.

         ARCHIBALD J. MCGILL. Mr. McGill has been a director of the Company since September 1998. Mr. McGill has served in executive capacities at IBM and AT&T and was President of Rothschild Venture Capital. He is on the board of directors of several small high-technology companies. From 1985 to the present, Mr. McGill has been the President of Chardonnay, Inc., a venture capital investment company.

BOARD COMMITTEES AND MEETINGS

         The Board met fifteen times (including telephone meetings) during the Company's 1999 fiscal year. Each director participated in all of the board meetings and committee meetings (of which such director was a member) held during fiscal 1999; except that one of the directors was unable to attend one meeting. The Board has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or any committee performing a similar function.

         COMPENSATION COMMITTEE. The principal responsibilities of the Compensation Committee are the administration and grant of awards under the Company's Equity Incentive Plan (the "Employees' Plan") and the Stock Purchase Plan, as well as the recommendation of annual salaries for senior management to the Company's Board. The current members of the Compensation Committee are Messrs. Rutherford, Burger, Brocksmith and McGill. The Compensation Committee met five times in fiscal 1999.

         AUDIT COMMITTEE. The principal responsibilities of the Audit Committee are to meet periodically with representatives of the Company's independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, and to review any transactions that may involve a conflict of interest, and to report to the Board with respect thereto. The Audit Committee also recommends to the Board the appointment of the Company's independent auditors. The current members of the Audit Committee are Messrs. Rutherford, Burger, Brocksmith and McGill. The Audit Committee met twice in fiscal 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission (the "Commission") and the Company. Based solely upon its review of copies of the Section 16(a) reports the Company has received and written representations from certain reporting persons, the Company believes that during its fiscal year ended June 30, 1999, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements except that Mac J. Slingerlend reported one transaction late on an amended Form 4 and James A. Rutherford reported one transaction late on an amended Form 4.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock at September 1, 1999, and stock options exercisable for shares of Common Stock within sixty days of such date, held by (i) each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock,
(ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (as defined under "Executive Compensation" below) and (iv) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company. Unless otherwise indicated, the shareholders listed below have sole voting and investment power with respect to the shares reported as owned.

                       Name of                           Amount and nature of     Percent of
                  beneficial owner                       beneficial ownership        class
                  ----------------                       --------------------        -----
              Bobby G. Stevenson(1)                            12,005,139             20%

              Mac J. Slingerlend(2)                               830,053              1%

              Paul E. Rudolph                                          --              --

              Richard A. Montoni(3)                                76,549               *

              Joseph A. Mancuso(4)                                 41,984               *

              Donald R. Hahl(5)                                   219,578               *

              Lawrence D. Greenwood(6)                            157,507               *

              William E. Storrison(7)                              35,002               *

              James A. Rutherford(8)                               80,684               *

              Roy L. Burger(8)                                     24,557               *

              James G. Brocksmith, Jr.(8)                          10,458               *

              Archibald J. McGill(8)                               10,458               *

              Putnam Investments, Inc.(9)                       3,611,285              6%

              All directors and executive
              officers as a group (12 persons)(10)             13,491,969             22%

              *less than 1%

(1)The address of Mr. Stevenson is c/o CIBER, Inc., 5251 DTC Parkway, Suite 1400, Englewood, CO 80111. Includes shares held by the Bobby G. Stevenson Revocable Trust, of which Mr. Stevenson is the settler, trustee and beneficiary. Excludes 87,100 shares of Common Stock held in the Irrevocable First Stevenson Charitable Remainder Unitrust, of which shares Mr. Stevenson disclaims beneficial ownership.

(2)Includes options to purchase 725,224 shares of Common Stock.

(3)Includes options to purchase 75,659 shares of Common Stock.

(4)Includes options to purchase 39,649 shares of Common Stock.

(5)Includes options to purchase 14,599 shares of Common Stock.

(6)Includes options to purchase 15,268 shares of Common Stock.

(7)Includes options to purchase 35,002 shares of Common Stock.

(8)Includes options to purchase 36,000, 23,000, 10,000 and 10,000 shares of Common Stock for Messrs. Rutherford, Burger, Brocksmith and McGill, respectively.

(9)Address: One Post Office Square, Boston, MA 02109. Includes affiliated entities.

(10)Includes options to purchase 984,401 shares of Common Stock.


                            COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

         All non-employee directors receive shares of CIBER Common Stock valued at approximately $2,500 for each meeting attended and are paid a $6,000 semi-annual retainer. All directors are reimbursed for their expenses in attending meetings. Non-employee directors receive stock options under the Non-employee Directors' Stock Option Plan for serving on the Board. Employee directors do not receive additional compensation for serving on the Board.

         Under the terms of the Non-employee Directors' Stock Option Plan (the "Directors' Plan"), the Company may grant to non-employee directors awards of stock options. The Directors' Plan provides for an initial authorization of 200,000 shares of Common Stock and is administered by the Board. Each option granted under the Directors' Plan expires ten years from the date of grant. The Directors' Plan provides for an initial grant of options to purchase 20,000 shares of Common Stock to each non-employee director when such director takes office, which options vest in equal annual installments over two years. Additionally, after each year of service, each non-employee director receives a grant of options to purchase 4,000 shares of Common Stock; such options vest one year after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There were no Compensation Committee Interlocks in fiscal 1999.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation information with respect to Mr. Slingerlend, the Company's Chief Executive Officer and the Company's four most highly paid executive officers with annual compensation in excess of $100,000 (the "Named Executive Officers") for services rendered for the fiscal years ended June 30, 1999, 1998 and 1997. See "Employment Agreements".

SUMMARY COMPENSATION TABLE

                                                                                   Long-term
                                                     Annual Compensation         Compensation
                                                     -------------------         ------------
                                                                                  Securities         All Other
       Name and                  Fiscal                                           Underlying       Compensation
  Principal Position              Year          Salary ($)         Bonus ($)      Options (#)         ($) (1)
  ------------------              ----          ----------         ---------      -----------         -------
Mac J. Slingerlend                1999           362,500           132,372           45,000           7,523
Chief Executive Officer,          1998           325,000           150,000          400,000           6,864
President and Secretary           1997           300,000           140,000           20,000           7,163

Richard A. Montoni                1999           267,500            73,935           60,000           5,284
Chief Financial Officer,          1998           250,000            98,846           20,000           6,394
Executive Vice President          1997           163,431           100,000          100,000           3,228
and Treasurer

Joseph A. Mancuso                 1999           232,500            61,250           45,000           3,888
Senior Vice President/Custom      1998                --                --               --              --
Solutions Group - President       1997                --                --               --              --

Donald R. Hahl                    1999           232,500            57,380           45,000           4,051
Senior Vice President/Strategic   1998           185,000            41,621           10,400           5,665
Solutions Group - President       1997                --                --               --              --

Lawrence D. Greenwood(2)          1999           275,000            69,275           37,500           4,437
Vice President                    1998           256,250            84,423          210,400           6,635
                                  1997                --                --               --              --

William E. Storrison(3)           1999           275,000            37,500           37,500           2,504
Executive Vice President          1998           237,500           138,654          240,000           3,345
                                  1997           200,000           131,049           40,000           5,032

(1) Consists of amounts contributed under the Company's 401(k) Savings Plan and amounts paid by the Company for life insurance benefits. Savings Plan contributions for the fiscal years ended June 30, 1999, 1998 and 1997 were:
     Mr. Slingerlend - $2,760, $2,615 and $4,175; Mr. Montoni - $3,150, $4,319
     and $1,250; Mr. Mancuso - $3,357, 0 and 0; Mr. Hahl - $3,655, $3,655 and 0;
     Mr. Greenwood - $3,110, $3,462 and 0; Mr. Storrison - $2,190, $3,000 and
     $4,674, respectively.

(2) Resigned from position of Executive Vice President prior to fiscal year end and was not considered an executive officer at year end.

(3) Resigned from position of Executive Vice President subsequent to fiscal year end.

OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended June 30, 1999.

                           Number of                                              Potential Realizable Value at
                          Securities    Percent of Total                       Assumed Annual Rates of Stock Price
                          Underlying     Options Granted   Exercise or                  Appreciation for
                            Options      to Employees in   Base Price  Expiration         Option Term (1)
       Name               Granted (#)      Fiscal Year      ($/Share)      Date        5%($)         10%($)
       ----               -----------      -----------      ---------      ----        -----         ------
Mac J. Slingerlend(2)        30,000           1.1%           $27.06       9/1/08      510,584      1,293,920
                             15,000            .5%           $16.00      10/9/08      150,935        382,498

Richard A. Montoni(3)        40,000           1.5%           $27.06       9/1/08      680,778      1,725,226
                             20,000            .7%           $16.00      10/9/08      201,246        509,998

Joseph A. Mancuso(4)         30,000           1.1%           $27.06       9/1/08      510,584      1,293,920
                             15,000            .5%           $16.00      10/9/08      150,935        382,498

Donald R. Hahl(4)            30,000           1.1%           $27.06       9/1/08      510,584      1,293,920
                             15,000            .5%           $16.00      10/9/08      150,935        382,498

Lawrence D. Greenwood(5)     25,000            .9%           $27.06       9/1/08      425,487      1,078,266
                             12,500            .5%           $16.00      10/9/08      125,779        318,749

William E. Storrison(5)      25,000            .9%           $27.06       9/1/08      425,487      1,078,266
                             12,500            .5%           $16.00      10/9/08      125,779        318,749

(1) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.
(2) Options for 30,000 shares were granted on 9/1/98 that vest: 3,000 on 9/1/99; 4,500 on 9/1/00; 6,000 on 9/1/01; 7,500 on 9/1/02; and 9,000 on
     9/1/03. Options for 15,000 shares were granted on 10/9/98 that vest: 1,500 on 11/1/99; 2,250 on 11/1/00; 3,000 on 11/1/01; 3,750 on 11/1/02; and 4,500
     on 11/1/03.
(3) Options for 40,000 shares were granted on 9/1/98 that vest: 7,500 on 9/1/99; 8,750 on 9/1/00; 10,000 on 9/1/01, 6,250 on 9/1/02; and 7,500 on
     9/1/03. Options for 20,000 shares were granted on 10/9/98 that vest: 3,750 on 11/1/99; 4,375 on 11/1/00; 5,000 on 11/1/01; 3,125 on 11/1/02; and 3,750
     on 11/1/03.
(4) Options for 30,000 shares were granted on 9/1/98 that vest: 7,667 on 9/1/99; 8,167 on 9/1/00; 8,666 on 9/1/01; 2,500 on 9/1/02; and 3,000 on
     9/1/03. Options for 15,000 shares were granted on 10/9/98 that vest: 3,834 on 11/1/99; 4,083 on 11/1/00; 4,333 on 11/1/01; 1,250 on 11/1/02; and 1,500
     on 11/1/03.
(5) Options for 25,000 shares were granted on 9/1/98 that vest in three equal annual installments beginning 9/1/99. Options for 12,500 shares were granted on 10/9/98 that vest in three equal installments beginning 11/1/99.

OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning outstanding options held by the Named Executive Officers as of June 30, 1999.

                                 Shares                  Number of Securities Underlying    Value of Unexercised
                                Acquired                     Unexercised Options at           Money Options at
                                   On            Value         Fiscal Year End (#)           Fiscal Year End ($)
       Name                   Exercise (#)   Realized ($)  Exercisable/Unexercisable     Exercisable/Unexercisable
       ----                   ------------   ------------  -------------------------     -------------------------
Mac J. Slingerlend               61,110       2,163,826          715,558 / 451,661        13,458,976 / 913,516

Richard A. Montoni                   --              --           41,884 / 134,116            88,378 / 218,746

Joseph A. Mancuso                 9,000         124,118           15,315 /  71,667            63,496 / 141,668

Donald R. Hahl                       --              --            3,466 /  51,934             7,040 /  60,959

Lawrence D. Greenwood                --              --            3,468 /  44,432             7,044 /  53,143

William E. Storrison             66,668       1,068,963           26,666 / 118,334           135,407 / 215,622

EMPLOYMENT AGREEMENT

         The Company has employment agreements with each of the Named Executive Officers, which have a term of one year and are renewable annually. Each employment agreement provides that an officer's compensation will include a base and a bonus. In the event that an officer's employment is terminated upon a change in control of the Company, upon death or disability of the officer or without cause, the officer will be entitled to a severance payment of up to three times their annual compensation which varies based upon the cause of termination and officer position. Officers are also entitled to receive continuance of medical, dental and disability benefits for 18 months following termination, which varies based on the officer's position.

LONG-TERM DEFERRED COMPENSATION PLAN

         The Company has agreed to make certain post-employment payments to Messrs. Slingerlend and Montoni, or their designated beneficiaries, except in the event of a termination for cause. The payments will be made for 15 years after Messrs. Slingerlend and Montoni's termination of employment with the Company and will range from $60,000 to $100,000 and $30,000 to $75,000 per year, respectfully, based on Messrs. Slingerlend and Montoni's age at the time of termination of employment. The benefits are also subject to certain vesting provisions.

THE COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

         The Compensation Committee (the "Committee") of the Board consists of its independent non-employee directors. The purpose of the Committee is to develop policies and make specific recommendations with respect to the compensation of the Company's executive officers, with the objective that a fair relationship exists between executive pay and the creation of shareholder value.

         The Committee, among other things, considers the performance of the Company's operations, compensation of executive officers of competitors, salary surveys of industry-related positions, the salary history of the particular officer and other compensation in place, including stock option awards. There is no singular objective formula by which compensation is determined and the decisions are ultimately subjective.

FISCAL 1999 COMPENSATION

         With respect to the Company's chief executive officer and the other Named Executive Officers, the Committee focused principally upon establishing appropriate base salary and incentive compensation. The chief executive officer and each of the other Named Executive Officers are parties to employment agreements with the Company that provide for base salary and bonuses at stipulated performance levels for Messrs. Slingerlend, Montoni, Mancuso, Hahl, Greenwood and Storrison. The base salary and bonuses granted the chief executive officer and the other Named Executive Officers with respect to fiscal 1999 are consistent with the Committee's objectives.

         The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and to reward them for their contribution to the Company's long-term performance, as well as to align a portion of their compensation with the market value of the Common Stock. During fiscal 1999, stock options were granted to Messrs. Slingerlend, Montoni, Mancuso, Hahl, Greenwood and Storrison and to other members of management based upon their actual and potential contributions to the Company.

Compensation Committee
James A. Rutherford
Roy L. Burger
James G. Brocksmith, Jr.
Archibald J. McGill

PERFORMANCE GRAPH

         The following provides a comparison of the 5 year cumulative total return* among CIBER, Inc., the S & P 500 Index and two Peer Groups.












Peer Group 1 (presented in CIBER, Inc.'s fiscal 1998 Proxy Statement) includes: Cambridge Technology Partners (Massachusetts), Inc., Computer Horizons Corp., Computer Task Group, Inc., Keane, Inc., Renaissance Worldwide, Inc., Sapient Corp., Technology Solutions Co. and Whittman-Hart, Inc. Due to the Company's growth, the Company believes that Peer Group 1 is no longer representative of its peers; therefore, the Company has selected H & Q Information Services Sector (Peer Group 2) as its Peer Group for future years. Peer Group 2 (subject to change annually according to H & Q Information Services Sector) includes: Affiliated Computer Services, Inc., Cambridge Technology Partners (Massachusetts), Inc., Computer Sciences Corp., Electronic Data Systems Corp., First Consulting Group, Inc., International Network Services, Keane, Inc., Renaissance Worldwide, Inc., Sapient Corp., Syntel, Inc., USWeb Corp. and Whittman-Hart, Inc.

*Assumes $100 invested on June 30, 1994 in stock or index including reinvestment of dividends. The Company's fiscal year ends June 30.

Corresponding index value and Common Stock price values are given below:

                                             6/94        6/95        6/96       6/97        6/98       6/99
                                            -----       -----      ------     ------      ------      -----
CIBER, Inc.                                   100         203         503        781       1,737        874
Peer Group 1                                  100         162         397        626         958        517
Peer Group 2                                  100         128         165        146         184        203
S & P 500                                     100         126         159        214         279        342

CIBER, Inc. Closing Stock Price             2.188       4.438      11.000     17.094      38.000     19.125

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 2, 1996, the Company purchased CIBER Network Services, Inc. ("CNSI"), which was 85% owned by Bobby G. Stevenson, Mac J. Slingerlend and Prasong Suvarnasorn, each of whom were and remain officers and/or directors of the Company. Mr. Stevenson is also the Company's largest shareholder. In October 1998, additional contingent consideration of $1.2 million was paid to the selling shareholders, of which Messrs. Stevenson, Slingerlend and Suvarnasorn and members of their families received an aggregate of 46,925 shares of Common Stock and cash of $118,000. In May 1999, final contingent consideration of $200,000 was paid to the selling shareholders, of which Messrs. Stevenson, Slingerlend and Suvarnasorn and members of their families received an aggregate of 5,300 shares of Common Stock and cash of $50,000.

            PROPOSAL 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

         On August 17, 1999, the Board adopted a resolution proposing that the Company's Certificate of Incorporation be amended to increase the total number of shares of Common Stock that the Company is authorized to issue from 80,000,000 to 100,000,000 shares.

PURPOSES

         The additional authorized shares will benefit the Company by providing flexibility to the Board of Directors without further action or authorization by shareholders (except as required by law), in responding to business needs and opportunities as they arise, and for other corporate purposes. These corporate purposes might include the obtaining of capital funds through public and private offerings of shares of Common Stock or of securities convertible into shares of Common Stock or the acquisition of businesses, technologies or other assets. In addition, the Board may deem it appropriate to issue shares of Common Stock for distribution to the Company's shareholders in the event of a stock dividend or stock split, or for distributions pursuant to employee benefit plans. If such additional authorized shares of Common Stock are subsequently issued to other than existing shareholders, the percentage interest of existing shareholders in the Company will be reduced. The issuance of any additional shares will be on terms deemed by the Board to be in the best interests of the Company and its shareholders.

         In addition, the Company may seek to raise additional capital from time to time and the Board believes that it is prudent to have additional shares of Common Stock available for such purpose and for general corporate purposes, including business combinations, grants of stock options and recapitalizations, which transactions can be consummated expediently only if the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company is approved by holders of a majority of the issued and outstanding shares of Common Stock. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

         The Board believes that the proposed increase in the number of authorized shares of Common Stock will give the Company greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of shareholders.

         If the proposed Amendment is adopted by the shareholders, it will become effective upon the filing and recording of a Certificate of Amendment as required by the General Corporation Law of the State of Delaware.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
           TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

               PROPOSAL 3 - AMENDMENT TO THE EQUITY INCENTIVE PLAN

         The demand for skilled information technology consultants has increased significantly in recent years and management expects this trend to continue. As an integral element of the Company's approach to attracting, motivating and retaining employees in such a competitive labor market, it has issued and plans to continue to issue Common Stock-based incentives, primarily stock options, to employees. In addition, management believes additional options to purchase Common Stock will be required for issuance to employees of companies that may be merged with or acquired by the Company in the future, in part to replace existing options of merged or acquired companies that may exist. As of September 10, 1999, the Company had 13,641 options available for future issuance under its Equity Incentive Plan (the "Employees' Plan"). Therefore, to ensure the continued availability of the Employees' Plan to attract, motivate and retain employees, on August 17, 1999, the Board of Directors approved an amendment to the Employees' Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 8,000,000 to 10,500,000 shares, subject to the approval by the Company's shareholders at the Meeting. Assuming no unusual matter to the contrary (such as a significant business combination), management expects the increase in the number of shares reserved under the Employees' Plan to be sufficient through October 31, 2000. The affirmative vote of a majority of the shares of the Company's Common Stock represented at the Meeting will be required to approve the amendment to the Employees' Plan.

EMPLOYEES' EQUITY INCENTIVE PLAN

         The Employees' Plan was adopted by the Board of Directors and shareholders of the Company in January 1994. A total of 8,000,000 shares of Common Stock are currently reserved for issuance under the Employees' Plan. The purpose of the Employees' Plan is to provide long-term incentives to the Company's officers, employees and consultants and to encourage and enable such participants who are in a position to make significant contributions to the success of the Company to acquire a closer identification of their interests with those of the Company.

         The Employees' Plan may be administered by the Board or a committee to which the Board has delegated authority (the "Committee"). Any Committee which makes grants to officers of the Company must be comprised of disinterested non-employee members of the Board of Directors. Subject to the terms of the Employees' Plan, the Committee determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options and the term of any option (which cannot exceed ten years). No participant may be granted awards in any one calendar year with respect to more than 1,000,000 shares of Common Stock. Under the Employees' Plan, the Committee may grant awards of restricted stock, stock options and supplemental bonuses or any combination thereof.

         Under the Employees' Plan, the Committee may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are employees of the Company. ISOs may not be granted under the Employees' Plan at an exercise price of less than the fair market value of the Common Stock on the date of grant and the term of these options cannot exceed ten years. The exercise price of an ISO granted to a holder of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. The exercise price of NSOs may, at the discretion of the Committee, be granted at less than the fair market value of the Common Stock on the date of grant. No options under the Employees' Plan may be granted after January 2004.

         Under the performance award component of the Employees' Plan, participants may be granted an award denominated in shares of Common Stock or in dollars. Achievement of the performance target, or multiple performance targets, established by the Committee relating to corporate, group, unit or individual performance, based upon standards set by the Committee, will entitle the participant to payment of the full amount specified with respect to the award, subject to adjustment at the discretion of the Committee in the event of performance exceeding the minimum performance targets, but below the maximum performance target applicable to such award. Payment may be made in cash, Common Stock or any combination thereof, as determined by the Committee before the end of a performance cycle by reason of death, disability or retirement.

         Under the restricted stock component of the Employees' Plan, the Committee may, in selected cases, issue to a participant a given number of shares of restricted stock. Restricted stock under the Employees' Plan is Common Stock restricted as to sale pending fulfillment of such vesting schedule and employment requirements as the Committee determines. Prior to the fulfilling of the restrictions, the participant will nevertheless be entitled to receive distributions in liquidation and dividends on, and to vote the shares of, the restricted stock. The Employees' Plan provides for forfeiture of restricted stock for breach of conditions of grant.

         The Board may amend or terminate the Employees' Plan at any time without approval of the shareholders. However, shareholder approval is required for any amendment to the Employees' Plan if shareholder approval is required to enable the plan to satisfy any applicable statutory requirements, which includes an amendment that increases the number of shares for which options may be granted or changes the person eligible to participate in the Plan. However, no action by the Board or shareholders may alter or impair any award previously granted without the consent of the award holder.

         Through September 10, 1999, options to purchase up to an aggregate of 10,102,580 shares of Common Stock have been granted under the Employees' Plan, of which options to purchase 2,055,758 shares of Common Stock have been exercised and options for 2,116,221 shares have been canceled. Options to purchase shares of Common Stock issued under the Employees' Plan to all Named Executive Officers as a group during fiscal years 1997, 1998 and 1999 were as follows for the years indicated: 1997 - 160,000 shares; 1998 - 880,800 shares; and 1999 - 270,000 shares. The market value of the Common Stock underlying the currently outstanding options is $108,974,793 based upon the closing price of $18.375 on September 10, 1999.

FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEES' PLAN

         The following is a general summary of the federal income tax consequences that may apply to recipients of options, restricted stock, performance shares and performance units under the Employees' Plan. Because the application of the tax laws may vary according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences to him or her of participation in the Employees' Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

         INCENTIVE STOCK OPTIONS. A participant who is granted an ISO recognizes no taxable income when the ISO is granted and generally recognizes no taxable income upon exercise of the ISO, but will recognize alternative minimum income upon such exercise (see below). A participant who exercises an ISO recognizes taxable gain or loss when he or she sells these shares purchased pursuant to the ISO. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for at least one year from the date the option was exercised and for at least two years after the option was granted. In this event, the Company receives no deduction with respect to the ISO shares. If the participant disposes of the shares before the required holding periods have elapsed (a "disqualifying disposition"), he or she is taxed as though he or she exercised an NSO (see below), except that the compensation income on exercise of the option is recognized in the year of the disqualifying disposition, and the compensation income may not exceed the excess of the amount realized on the sale of the stock over the exercise price for such stock.

         EFFECT OF ALTERNATIVE MINIMUM TAX. For purposes of determining the alternative minimum taxable income ("AMTI") of an individual, ISOs exercised during a taxable year will give rise to AMTI to the extent of the excess of the fair market value of the shares acquired pursuant to such ISO over the exercise price paid. Therefore, although generally an individual will have no regular taxable income associated with the exercise of an ISO, such individual may have AMTI and, depending upon his or her specific facts and circumstances for such tax year, a resulting tax liability.

         NON-STATUTORY STOCK OPTIONS. The tax treatment of NSOs differs significantly from the tax treatment of ISOs. Although, no taxable income is recognized when an NSO is granted, upon the exercise of an NSO, the difference between the fair market value of the shares on the date of exercise and the exercise price of the option is taxable as ordinary compensation income to the recipient. In addition, subject to certain limitations attributable to payments of excess compensation, the Company is entitled to a compensation deduction for the amount of ordinary income recognized by the option holder.

         WITHHOLDING. The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with any stock option or other award under the Employees' Plan, including, but not limited to withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses the Company for such amount.

         IMPLEMENTATION. If the proposed amendment to the Employees' Plan is adopted by the shareholders, it will become effective immediately and be reflected in the amended Employees' Plan, which Plan will be filed in the Company's minutes book.

         The full text of the proposed amendment to the Equity Incentive Plan and the current Plan are attached to this proxy statement as Appendix A and should be read in its entirety.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
             OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
                 RESERVED FOR ISSUANCE UNDER THE EMPLOYEES' PLAN

                              INDEPENDENT AUDITORS

         Representatives of KPMG LLP are expected to attend the Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual shareholder meetings. Such proposals must be received by the Company not later than May 26, 2000 to be considered for inclusion in the proxy statement and proxy relating to the 2000 Annual Meeting of Shareholders. Proposals submitted after August 9, 2000 are considered untimely. The persons named in the Company's proxies will have discretionary authority to vote all proxies with respect to any untimely proposals. Any shareholder proposals should be addressed to: Corporate Secretary, CIBER, Inc., 5251 DTC Parkway, Suite 1400, Englewood, CO 80111.

             ANNUAL REPORT TO SHAREHOLDERS, MANAGEMENT'S DISCUSSION
               AND ANALYSIS AND CONSOLIDATED FINANCIAL STATEMENTS

         The 1999 Annual Report of the Company, as filed with the Commission, is being mailed to the shareholders with this Proxy Statement. The 1999 Annual Report is not to be considered part of the soliciting material.

         Management's Discussion and Analysis of Financial Condition and Results of Operations and the Company's audited consolidated financial statements and notes thereto, as contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, are included herein on pages P-1 through ______.

By order of the Board of Directors




Bobby G. Stevenson
Chairman of the Board
Englewood, Colorado
September 24, 1999

                                   APPENDIX A

      PROPOSED OCTOBER 28, 1999 AMENDMENT TO CIBER'S EQUITY INCENTIVE PLAN

         Section 4.1 of the Company's Equity Incentive Plan, as amended and restated as of May 4, 1998, shall be deleted in its entirety and replaced with the following:

         4.1      NUMBER OF SHARES. Subject to adjustment as provided in
Section 4.3, 10,500,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary; provided, however, that no Participant may be granted Awards in any one calendar year with respect to more than 1,000,000 Shares. The Shares may be divided among the various Plan components as the Committee shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

               THE FULL TEXT OF THE CURRENT EQUITY INCENTIVE PLAN
             PRIOR TO APPROVAL OF THE AMENDMENT IS SET FORTH BELOW

                                  CIBER, INC.
                             EQUITY INCENTIVE PLAN
                    (Amended and Restated as of May 4, 1998)

                                   SECTION 1
                                  INTRODUCTION

               1.1 ESTABLISHMENT. CIBER, Inc. hereby amends and restates the CIBER, Inc. Equity Incentive Plan (the "Plan") for certain officers, employees and consultants of the Company.

               1.2 PURPOSES. The purposes of the Plan are to provide the officers, employees and consultants of the Company selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of such persons is more closely aligned with the income of the Company's stockholders. The Plan is also designed to enhance the ability of the Company to attract, retain and motivate officers, employees and consultants by providing an opportunity for investment in the Company.

                                   SECTION 2
                                  DEFINITIONS

               2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

                        (a) "AFFILIATED CORPORATION" means (i) any corporation or other entity (including but not limited to a partnership) that directly, or through one or more intermediaries controls, is controlled by, or is under common control with, CIBER, Inc., or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

                        (b) "AWARD" means a grant made under this Plan in the form of Stock, Options, Restricted Stock, Performance Shares, or Performance Units.

                        (c) "BOARD" means the Board of Directors of the Company.

                        (d) "COMMITTEE" means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Any committee under clause (ii) hereof which makes grants to "officers" of the Company (as that term is defined in Rule 16a-1(f) promulgated under the Exchange Act) shall be composed of not less than the minimum number of persons from time to time required by

Rule 16b~3, each of whom, to the extent necessary to comply with Rule 16b~3 only, shall be a "non~employee director" within the meaning of Rule 16b~3(b)(3)(i).

                        (e) "COMPANY" means CIBER, Inc., a Delaware corporation, together with its Affiliated Corporations except where the context otherwise requires.

                        (f)    "EFFECTIVE DATE" means January 31, 1994.

                        (g) "ELIGIBLE EMPLOYEES" means full-time key employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliated Corporation or any division thereof, upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

                        (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                        (i) "FAIR MARKET VALUE" means, as of any date, the value of the Stock determined as follows:

                               (i)     If the Stock is listed on any
established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                               (ii)    If the Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                               (iii)   In the absence of an established
market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

                        (j) "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

                        (k) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

                        (l) "NON-STATUTORY OPTION" means any Option other than an Incentive Stock Option.

                        (m) "OPTION" means a right to purchase Stock at a stated price for a specified period of time.

                        (n) "OPTION PRICE" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with
Section 7.2(b).

                        (o) "PARTICIPANT" means an Eligible Employee or part-time employee of, or consultant to, the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

                        (p) "PERFORMANCE CYCLE" means the period of time as specified by the Committee over which Performance Share or Performance Units are to be earned.

                        (q) "PERFORMANCE SHARES" means an Award made pursuant to Section 9 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

                        (r) "PERFORMANCE UNITS" means an Award made pursuant to Section 9 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

                        (s) "PLAN YEAR" means each 12~month period beginning July 1 and ending the following June 30, except that for the first year of the Plan it shall begin on the Effective Date and extend to June 30 of that year.

                        (t)    "RESTRICTED STOCK" means Stock granted under
Section 8 that is subject to restrictions imposed pursuant to said Section.

                        (u)    "RULE 16b~3" shall mean Rule 16b~3 as
promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

                        (v) "SERVICE PROVIDER" means an employee of or consultant to the Company.

                        (w)    "SHARE" means a share of Stock.

                        (x) "STOCK" means the common stock, $.01 par value, of the Company.

                        (y) GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3
                              PLAN ADMINISTRATION

               3.1 AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) correct any defect, supply any omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or agreement relating to the Plan or any Award hereunder; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. To the extent necessary or appropriate, the Committee may adopt sub-plans consistent with the Plan to conform to applicable state or foreign securities or tax laws. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

               3.2 DETERMINATIONS UNDER THE PLAN. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliated Corporation, any Participant, any holder or beneficiary of any Award, and any shareholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

                                   SECTION 4
                           STOCK SUBJECT TO THE PLAN

               4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, 8,000,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary; provided, however, that no Participant may be granted Awards in any one calendar year with respect to more than 1,000,000 Shares. The Shares may be divided among the various Plan components as the Committee shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

               4.2 UNUSED AND FORFEITED STOCK. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

               4.3 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the shares of Stock as to which Awards may be granted under the Plan, and (ii) the Shares of Stock then included in each outstanding Option, Performance Share or Performance Unit granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

               4.4 DIVIDEND PAYABLE IN STOCK OF ANOTHER CORPORATION, ETC. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Award for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof in the case of Options, and the vesting thereof in the case of other Awards. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

               4.5 OTHER CHANGES IN STOCK. In the event there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

               4.6 RIGHTS TO SUBSCRIBE. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Award held by any Participant of the particular class of Stock involved, the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option, or otherwise vested in his entire Award. If, upon exercise of any such Option or the vesting of any other Award, the Participant subscribes for the additional Stock or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Stock or other securities.

               4.7 GENERAL ADJUSTMENT RULES. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Option, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per shall under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

               4.8 DETERMINATION BY COMMITTEE, ETC. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all persons.

                                   SECTION 5
                         REORGANIZATION OR LIQUIDATION

               In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person
(other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 10 do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, have the power and discretion to prescribe the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Committee may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Committee may remove restrictions on Restricted Stock and may modify the performance requirements for any other Awards. The Committee may provide that Stock or other Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 5 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

                                   SECTION 6
                                 PARTICIPATION

               Participants in the Plan shall be those Eligible Employees, part-time employees or consultants who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto; and further provided that Incentive Stock Options shall not be granted to (i) consultants, (ii) part-time employees or (iii) Eligible Employees of any partnership or other entity which is included within the definition of an Affiliated Corporation but whose employees are not permitted to receive Incentive Stock

Options under the Internal Revenue Code. Each Participant shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   SECTION 7
                                 STOCK OPTIONS

               7.1 GRANT OF OPTIONS. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designated whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

               7.2 OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

                        (a) NUMBER OF SHARES. Each stock option agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any year (under all plans of the Company and any Affiliated Corporation) exceeds $100,000, such Options shall be treated as not being Incentive Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as not being an Incentive Stock Option.

                        (b) PRICE. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option agreement, but in no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that the Option Price for each Share covered by a Non-Statutory Option may be granted at any price less than Fair Market Value, in the sole discretion of the Committee; and provided further that the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

                        (c) DURATION OF OPTIONS. Each stock option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such an Option is granted. Each stock option agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall vest. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and or no further force or effect.

                        (d) TERMINATION OF SERVICE, DEATH, DISABILITY, ETC. Except as otherwise determined by the Committee, each stock option agreement shall provide as follows with respect to the exercise of the Option upon an Option Holder ceasing to be a Service Provider or on the death or disability of the Option Holder:

                               (i)     If the Option Holder ceases to be a
Service Provider within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this Section 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this Section 7.2(d)(i) shall be limited to determining the consequences of a termination, and nothing in this Section 7.2(d)(i) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any Service Provider.

                               (ii)    If the Option Holder ceases to be a
Service Provider with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Option Holder within 10 days of such termination), the Option may be exercised by the Option Holder, or in the case of death by the persons specified in clause (iii) of this Section 7.2(d), within three months following his or her retirement if the Option is an Incentive Stock Option or within twelve months following his or her retirement if the Option is a Non-Statutory Stock Option (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceases to be a Service Provider.

                               (iii)   If the Option Holder dies (A) while he
or she is a Service Provider, (B) within the three-month period referred to in clause (v) below, or (C) within the three or twelve-month period referred to in clause (ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or at such time as the Option Holder ceased to be a Service Provider, whichever is earlier.

                               (iv)    If the Option Holder becomes disabled
(within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider, Incentive Stock Options held by the Option Holder may be exercised by the Option Holder within twelve months following the date the Option Holder ceases to be a Service Provider (provided that such exercise must occur within the Option Period), but not thereafter. If the Option Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider or within three-month period referred to in clause (v) below or within the twelve month period following his or her retirement as provided in clause (ii) above, Non-Statutory Options held by the Option Holder may be exercised by the Option Holder within twelve months following the date of the Option Holder's disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceased to be a Service Provider.

                               (v)     If the Option Holder ceases to be a
Service Provider (which for this purpose means that the Option Holder is no longer employed by or consulting with the Company or an Affiliated Corporation) within the Option Period for any reason other than cause, retirement as provided in clause (ii) above, disability as provided in clause
(iv) above or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such cessation (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date that the Option Holder ceases to be a Service Provider.

               (e) TRANSFERABILITY. Except as otherwise determined by the Committee, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); each Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative; and Shares issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of disability or incapacity, by his or her guardian or legal representative.

               (f)    EXERCISE, PAYMENTS, ETC.

                      (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised (which must be in a minimum amount of 25

Shares) and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

                      (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

                               (A)    in cash;

                               (B)    by cashier's check payable to the order
of the Company;

                               (C)    by delivery to the Company of
certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Option Price; or

                               (D)    by delivery to the Company of a
properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

                      (iii) In the discretion of the Committee, the Company may guaranty a third-party loan obtained by a Participant to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

               (g) DATE OF GRANT. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

               (h)      WITHHOLDING.

                        (A) NON-STATUTORY OPTIONS. Each stock option agreement covering Non-Statutory Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by applicable federal and state income tax laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 15.

                        (B) INCENTIVE OPTIONS. In the event that a Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office in Denver, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

                               (i)     ADJUSTMENT OF OPTIONS. Subject to the
limitations contained in Sections 7 and 14, the Committee may make any adjustment in the Option Price, the number of shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is affected by amendment, the effective date of such amendment shall be the date of the original grant.

               7.3 STOCKHOLDER PRIVILEGES. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in
Section 4.

                                   SECTION 8
                            RESTRICTED STOCK AWARDS

               8.1 AWARDS GRANTED BY COMMITTEE. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

               8.2 RESTRICTIONS. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Participants,
(ii) different Restricted Stock Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award.

               8.3 PRIVILEGES OF A STOCKHOLDER, TRANSFERABILITY. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber or otherwise transfer such Stock shall be subject to the limitations of Section 11.2 hereof.

               8.4 ENFORCEMENT OF RESTRICTIONS. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

                        (a) placing a legend on the stock certificates referring to the restrictions;

                        (b) requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

                         (c)   requiring that the stock certificates, duly
endorsed, be held in the custody of a third party while the restrictions remain in effect.

               8.5 TERMINATION OF SERVICE, DEATH, DISABILITY, ETC. In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) of a Participant, or the retirement of a Participant as provided in Section 7.2(d)(ii), all service period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse, and such Awards shall become fully nonforfeitable. Subject to Sections 5 and 10, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other restrictions have not been satisfied shall be forfeited.

                                   SECTION 9
                    PERFORMANCE SHARES AND PERFORMANCE UNITS

               9.1 AWARDS GRANTED BY COMMITTEE. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

               9.2 AMOUNT OF AWARD. The Committee shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

               9.3 COMMUNICATION OF AWARD. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

               9.4 AMOUNT OF AWARD PAYABLE. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

               9.5 ADJUSTMENTS. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions or divestitures.

               9.6 PAYMENTS OF AWARDS. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee.

               9.7 TERMINATION OF EMPLOYMENT. If a Participant ceases to be a Service Provider before the end of a Performance Cycle by reason of his death, disability as provided in Section 7.2(d)(iv), or retirement as provided in Section 7.2(d)(ii), the Performance Cycle for such Participant for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be a Service Provider. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of Participant's services as a Service Provider during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be canceled.

                                   SECTION 10
                               CHANGE IN CONTROL

               10.1 OPTIONS, RESTRICTED STOCK. In the event of a change in control of the Company as defined in Section 10.3, then the Committee may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 14, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Options or make all such Options fully vested and exercisable; (b) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder; (c) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the different between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; (d) make any other adjustments or amendments to the outstanding Options; and (e) eliminate all restrictions with respect to Restricted Stock and deliver Shares free of restrictive legends to any Participant.

               10.2 PERFORMANCE SHARES AND PERFORMANCE UNITS. Under the circumstances described in Section 10.1, the Committee may, in its sole discretion, and without obtaining stockholder approval, to the extent permitted in Section 14, provide for payment of outstanding Performance Shares and Performance Units at the maximum award level or any percentage thereof.

               10.3 DEFINITION. For purposes of the Plan, a "change in control" shall be deemed to have occurred if: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or under a trust, the grantor of which is Bobby
G. Stevenson, or Bobby G. Stevenson, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33% of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   SECTION 11
                       RIGHTS OF EMPLOYEES; PARTICIPANTS

               11.1 EMPLOYMENT. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider, or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as a Service Provider shall be determined by the Committee at the time.

               11.2 NONTRANSFERABILITY. Except as provided in Section 11.3, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant except pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code or Title I of ERISA, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event or a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the

Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. Transfers shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

               11.3 PERMITTED TRANSFERS. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions. In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted by Section 422 of the Internal Revenue Code and the treasury regulations thereunder.

                                   SECTION 12
                              GENERAL RESTRICTIONS

               12.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention or selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

               12.2 COMPLIANCE WITH SECURITIES LAWS. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

               12.3 STOCK RESTRICTION AGREEMENT. The Committee may provide that shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's cessation or termination as a Service Provider.

                                   SECTION 13
                            OTHER EMPLOYEE BENEFITS

               The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 14
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

               The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

               No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

                                   SECTION 15
                                  WITHHOLDING

               15.1 WITHHOLDING REQUIREMENT. The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

               15.2 WITHHOLDING WITH STOCK. At the time the Committee grants an Award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

               (a)      All elections must be made prior to the Tax Date;

               (b)      All elections shall be irrevocable; and

               (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   SECTION 16
                           SECTION 162(m) PROVISIONS

               16.1 LIMITATIONS. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Restricted Stock Award or Performance Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee (within the meaning of Section 162(m)(3) of the Internal Revenue Code), then the Committee may provide that this Section 16 is applicable to such Award.

               16.2     PERFORMANCE GOALS. If an Award is subject to this
Section 16, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or Affiliated Corporation (or any division thereof) for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code and the regulations thereunder.

               16.3 ADJUSTMENTS. Notwithstanding any provision of the Plan other than Section 10, with respect to any Award that is subject to this
Section 16, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

               16.4 OTHER RESTRICTIONS. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of
Section 162(m)(4)(B) of the Internal Revenue Code or any successor thereto.

                                   SECTION 17
                             BROKERAGE ARRANGEMENTS

               The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

                                   SECTION 18
                           NONEXCLUSIVITY OF THE PLAN

               Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees or consultants generally, or to any class or group of employees or consultants, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                   SECTION 19
                              REQUIREMENTS OF LAW

               19.1 REQUIREMENTS OF LAW. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

               19.2 RULE 16b-3. Transactions under the Plan and within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b~3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b~3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

               19.3 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   SECTION 20
                              DURATION OF THE PLAN

               No Award shall be granted under the Plan after ten years from the Effective Date; provided, however, that any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

Dated: May 4, 1998.

                              CIBER, Inc.

                              By: /s/ Mac J. Slingerlend
                                 ---------------------------------------------
                                 Mac J. Slingerlend
                                 President and Chief Executive Officer

                                     [LOGO]

       CIBER, INC., 5251 DTC PARKWAY, SUITE 1400 ENGLEWOOD, COLORADO 80111

The undersigned hereby appoints Bobby G. Stevenson and Mac J. Slingerlend, or either of them, with full power of substitution, as attorneys-in-fact, agents and proxies (the "Proxies") to vote on behalf of the undersigned all shares of common stock, $.01 par value, of CIBER, Inc. (the "Company"), that the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders (the "Meeting"), to be held at Glenmoor Country Club, 110 Glenmoor Drive, Cherry Hills Village, Colorado, on Thursday, October 28, 1999, at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, as follows:

1. The election of the following nominees for Class II directors: Mac J. Slingerlend, James A. Rutherford and Paul E. Rudolph.

               / /   FOR           / /   WITHHOLD

     INSTRUCTIONS: To withhold your vote for any individual nominee, mark FOR above and strike out the nominee's or nominees' name(s).

2. The amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 100,000,000 shares.

                / /  FOR         / /  AGAINST           / /   ABSTAIN

3. The increase in number of shares of Common Stock reserved for issuance pursuant to the Company's Equity Incentive Plan from 8,000,000 to 10,500,000 shares.

                / /  FOR         / /  AGAINST           / /   ABSTAIN

4. In their discretion, such Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE
                              LISTED PROPOSITIONS.

















THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, the power of the Proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy prior to the final tabulation of the votes. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting and a Proxy Statement.

                                       Dated: ___________________________, 1999


                                       ----------------------------------------


                                       ----------------------------------------


                                       Please sign exactly as your name appears on this Proxy card.

                                       When signing as attorney, executor,
                                       administrator, agent, trustee or
                                       guardian, please give your full title.
                                       If shares are held jointly, each holder
                                       should sign. If signing on behalf of a
                                       corporation, the full corporate name
                                       should be indicated and an authorized
                                       corporate officer should sign.

           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                  IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.